CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (hereinafter referred to as the "Agreement") is dated January 5, 2005 and is entered into by and between **48 HENDRICKS, LLC**, a Florida limited liability company (hereinafter referred to as "Borrower"), and **COLONIAL BANK, N.A.**, a national banking association (hereinafter referred to as "Lender").

RECITALS:

A. Borrower represents and warrants that it is the owner in fee simple of the real property situate in Broward County, Florida, more particularly described in **Exhibit "A"** attached hereto and made a part hereof (the "Land").

B. Borrower is or shall be in the process of constructing the "Improvements" (as hereinafter defined) upon the Land.

C. Borrower has requested Lender to provide certain monies to Borrower for the purpose of financing the construction of the Improvements upon the Land.

D. Borrower has agreed to provide Lender with certain collateral in order to secure the repayment of the "Loan," as hereinafter defined.

E. Lender has agreed to make and Borrower has agreed to accept the Loan, subject to the terms, provisions and conditions hereinafter set forth.

AGREEMENT:

Borrower and Lender agree as follows:

ARTICLE 1

RECITALS, DEFINITIONS, RULES OF CONSTRUCTION AND EXHIBITS

1.1 Recitals. The foregoing recitals are hereby incorporated into this Agreement and the parties covenant and agree with each other that the representations set forth herein are true and correct.

1.2 Definitions. As used in this Agreement and the Exhibits attached hereto, the following terms shall have the recited meanings, unless the context otherwise requires:

a. Account to Receive Advances: That bank account established with Lender which shall be designated by Borrower or by the Borrower's Agent to Request Advances as the account to which advances hereunder may be made by Lender. Unless otherwise designated, this account shall be the account of the Borrower with Lender.

b. Appraisal: An estimate of the value of the Project conforming to Federal Home Loan Bank Board Rule-41C and otherwise satisfactory to Lender, prepared by an appraiser acceptable to Lender.

c. Borrower's Agent to Request Advances: Eduardo Naranjo and Randy Hersovivi.

d. Borrower's Architect: Patrick Danan of International Housing Development Group, whose address is: 5300 Northwest 12th Avenue, Suite 1, Fort Lauderdale, Florida 33309. No other architect for the Project may be engaged by Borrower without the prior written approval of Lender.

e. Borrower's Engineer: Tally Engineering, Inc., whose address is: 1851 Northwest 125th Avenue, Suite 300, Pembroke Pines, Florida 33028. No other engineer for the Project may be engaged by Borrower without the prior written approval of Lender.

f. Closing: The time of the execution and delivery hereof by Borrower and Lender.

g. Commencement Date: Construction shall commence thirty (30) days after the date hereof.

h. Commitment: That certain loan commitment letter from Lender to Borrower dated December 7, 2004.

i. Completion Date: Construction shall be completed within 16 months of the date hereof.

j. Construction Contract: That certain agreement or construction contract between Borrower and Construction Contractor dated July 2, 2004, a copy of which has been delivered to Lender, as the same may be amended from time to time upon Lender's prior written approval.

k. Construction Contractor: AVI Contractors, Inc., whose address is 2863 Executive Park Drive, Suite 106, Weston, Florida 33331. No other construction contractor may be engaged by Borrower without the prior written approval of Lender.

l. Events of Default: Those events described in Section 7.1 hereof.

m. Governmental Authority: Any Federal, state, county, municipal or other government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Borrower or the Project.

n. Governmental Requirement: Any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.

o. Guarantors: EDUARDO NARANJO, ELIZABETH NARANJO, CARLOS NAVARRO, VICTORIA E. BRAND and RANDY HERSCOVICI, jointly and severally.

p. Guaranty: Any guarantee of payment, performance or completion executed by Guarantors in favor of Lender.

q. Improvements: Two-5 story residential condominium buildings containing 8 units each and 16 deep water docks.

r. Land: The property encumbered by the Mortgage upon which the Improvements are to be constructed, as more particularly described in **Exhibit "A"** attached hereto.

s. Lender's Construction Inspector: ______________________________" provided, however, that Lender may at any time and in its sole discretion terminate the services of such Inspector and any other Inspector appointed hereunder, and may appoint another Inspector, satisfactory to Lender, to perform services as Lender's Construction Inspector.

t. Loan or Loan Amount: $10,685,000.00, as evidenced by the Note[s].

u. Loan Agreement or Agreement. This Construction Loan Agreement.

v. Loan Documents: This Agreement and those items required by the Commitment, and any other documents or instruments executed, submitted, or to be submitted by Borrower or others in connection with the Loan, including, but not limited to, (i) the Future Advance Promissory Note and Consolidated Promissory Note (collectively, the "Note"), (ii) the Mortgage, (ii) the Amended and Restated Unconditional and Irrevocable Guaranty of Payment Performance and Completion, (iv) the Collateral Assignment of Borrower's Interest in Contracts, Permits, Licenses, Warranties, Plans, Drawings, Agreements of Sale and Deposits (the "Collateral Assignment"), (v) Note and Mortgage Modification and Consolidation Agreement, (vi) the UCC-1 Financing Statements, (vii) the Borrower's Affidavit, (viii) the Title Insurance Policy, (ix) the Survey, (x) the Plans and Specifications, (xi) the architectural and engineering certifications, (xii) the construction cost breakdown, (xiii) the insurance policies, (xiv) the opinion of Borrower's counsel, (xv) letters regarding Governmental Requirements and (xvi) the Commitment.

w. Loan in balance or in balance: That, at any time and from time to time, the un-advanced portion of the Loan in the aggregate and per line item, together with the Borrower's equity in the Project, as reflected on **Exhibit "B"** attached hereto, equals or exceeds the estimated remaining cost, in the aggregate and per line item, to complete the Project free and clear of all liens. Lender's estimate of the cost remaining to complete the Project shall be determinative and binding upon the parties.

x. Maturity Date: Eighteen (18) months from the date hereof, unless otherwise extended pursuant to the terms of the Note[s] (hereinafter defined).

y. Mortgage: The Mortgage and Security Agreement dated October 31, 2003 and recorded on November 6, 2003 in Official Records Book 36388, Page 1669, as amended by Notice of Future Advance and Note and Mortgage Modification and Consolidation Agreement of even date herewith (collectively, the "Mortgage"), encumbering the Project which shall be made by Borrower to Lender to secure the Note[s].

z. Note[s]: The Consolidated Promissory Note of even date herewith executed by Borrower in the principal amount of the Loan, and all other notes executed hereafter under the future advance provision of the Mortgage.

aa. Permitted Title Encumbrances: Those matters described on **Exhibit "C"** attached hereto.

ab. Plans and Specifications: Plans and Specifications dated April 6, 2004, and prepared by the Borrower's Architect and all amendments and modifications thereof approved by Lender as hereinafter provided.

ac. Project: The Land and the Improvements thereon.

ad. Survey: A survey of the Land prepared by a registered land surveyor dated not earlier than sixty (60) days prior to the date hereof, showing the boundaries, written legal description, improvements, building locations, encroachments, projections, legal setbacks, zoning setbacks, easements (recorded and visible), rights-of-way and area of the Land in square feet and acres. The survey must be acceptable to Lender and prepared in accordance with the minimum technical standards set forth by the Florida Board of Land Surveyors pursuant to §427, Florida Statutes, 1986, as amended, and be certified, under seal, to Lender, Broad and Cassel and the Title Insurer.

ae. Title Insurance Policy: An American Land Title Association Loan Policy-1970 (latest revision) issued to Lender by the Title Insurer on an extended coverage basis in an amount not less than the Loan Amount, insuring that the Mortgage is a first lien upon the Land subject only to the Permitted Title Encumbrances. The policy shall contain only the Permitted Title Encumbrances and shall obligate the Title Insurer to deliver to Lender, at no expense to Lender, a written endorsement to the policy each time an advance is made hereunder, increasing the amount of the policy coverage to the amount of the Loan actually disbursed. The Title Insurer also shall deliver to Lender evidence, reasonably acceptable to Lender, confirming that payment in full of the policy has been made by Borrower and that all endorsements for additional advances of the Loan proceeds and any other endorsements required pursuant to the terms of this Agreement will be issued without cost or expense to Lender. In addition, Lender may require that, upon payment to the Title Insurer of the promulgated rate premium then in effect, the policy shall insure, to the extent permitted by the Mortgage, future advances of money which Lender may make to Borrower or its successors in ownership of the Land in the same priority as was originally secured by the Mortgage.

af. Title Insurer: Adorno & Yoss, P.A., acting through its agent, Lawyers Title Insurance Corporation.

ag. Contract of Sale: A legally enforceable contract (in form approved by Lender) between Borrower and a bona fide third party purchaser which is not cancelable for any reason, except for reasons of default of the purchaser. The Contract of Sale shall require a 20% deposit (10% at signing of Contract of Sale and 10% at pilings). All deposits shall be paid in cash, and if held in escrow, shall be maintained in an escrow account with Lender and which Contract of Sale shall comply with the provisions of the Florida Statutes and regulations of all governmental authorities having jurisdiction thereover, so that the purchaser thereunder shall have no election or right to terminate such contract without the loss of the deposits.

ah. Presale or Presold: A sale to a bona fide, arms length third party purchaser which sale is evidenced by a Contract of Sale.

ai. Release Price: The greater of (i) 100% of the net sales proceeds (defined as the purchase price less any customary closing costs and less a 10% deposit of the sales price only if such deposit was used toward construction cost), or (ii) $850,000.00 per Unit.

aj. Unit or Units: Sixteen (16) residential condominiums.

1.3 Rules of Construction. Unless the context otherwise requires:

a. a defined term shall have the meaning assigned to it in Section 1.2 hereof;

b. an accounting term, not otherwise defined, shall have the meaning assigned to it in accordance with generally accepted accounting principles;

c. "or" is not exclusive;

d. words in the singular include the plural, and words in the plural include the singular; and

e. reasonableness is not implied in any requirement of consent, approval, or satisfaction unless expressly provided to the contrary.

1.4 Exhibits. Exhibits attached to this Agreement are incorporated herein by reference as if set out in full. The Exhibits to this Agreement are:

a. Exhibit "A" is the legal description of the Land.

b. Exhibit "B" is the allocation of proceeds for the construction of the Project.

c. Exhibit "C". is the list of Permitted Title Encumbrances.

ARTICLE 2

THE LOAN AND COLLATERAL

2.1 Description of Loan. Subject to all the terms and conditions hereof, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, an amount not in

excess of the Loan Amount to be applied toward the cost of constructing [and furnishing] the Improvements on the Land and paying certain costs and fees incidental thereto. Use of the Loan proceeds has been allocated and such funds are intended to be disbursed in accordance with the schedule of loan disbursements and costs set forth in **Exhibit "B"** attached hereto and made a part hereof. There shall be no disbursement of Loan funds for any category of expenses or costs in excess of the actual expenses or costs of such category or the amount allocated therefore in **Exhibit "B,"** whichever is less. Lender shall have the right, but shall not be obligated, to increase, decrease, reallocate or reapply the amount of such funds to be disbursed for each category of expense or cost scheduled on **Exhibit "B."** In addition to any commitment or origination fees heretofore, simultaneously herewith, or hereafter paid to Lender pursuant to the Commitment, Borrower shall pay all costs in connection with the Loan including, but not limited to, recording costs, intangible taxes, documentary stamps, title insurance premiums and fees and costs of Lender's counsel incurred in connection with the making and preparation of the Loan Documents and closing the Loan.

2.2 Evidence of and Security for the Loan. The Loan shall be evidenced by the Note[s] executed simultaneously herewith in the Loan Amount, which Note[s] shall bear interest at the rate therein provided, and shall be secured by the Mortgage, which shall constitute a first lien encumbering fee simple title to the Land and Improvements to be constructed thereon and a first security interest in all of the personal property (both tangible and intangible) owned by Borrower (including, but not limited to, furniture, furnishings, fixtures, equipment, contract rights and receivables) upon and/or pertaining to the Project as provided in the Mortgage, Note and Mortgage Modification and Consolidation Agreement, and such other security instruments and documents as may be required by Lender, including those mentioned in the Commitment and this Loan Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents, warrants and covenants to and with Lender as follows:

3.1 Organization, Power and Authority. Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has the power and authority to own its properties and to carry on its business in every jurisdiction in which the nature of its business or its properties make such qualification necessary, (iii) is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it and (iv) has full power and authority to consummate the transactions contemplated hereby.

3.2 Certificate of Formation or Articles of Organization and the Operating Agreement. The certificate of formation or articles of organization (the "Certificate") and the operating agreement (the "Operating Agreement") of Borrower that have been given to Lender have not been modified or amended; the Certificate and the Operating Agreement will not be changed, modified, canceled or altered in any manner without the prior written consent of Lender; and no membership interest in Borrower has been pledged or encumbered in any manner whatsoever and, without Lender's prior written consent, will not be pledged or encumbered in any manner whatsoever.

3.3 Validity of Loan Documents. The execution, delivery and performance by Borrower of this Agreement and the borrowing evidenced by the Note[s] (i) have been duly authorized by all requisite action on the part of Borrower, (ii) does not require the approval of any Governmental Authority, (iii) will not violate any Governmental Requirement and (iv) will not violate any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its property is bound or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under such an indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of this Agreement. The Note[s] and Mortgage constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms.

3.4 Financial Statements. All balance sheets, statements of profit and loss, and other financial data that have been given to Lender with respect to Borrower and Guarantors (i) are complete and correct in all respects, (ii) accurately present the financial condition of Borrower and the Guarantors as of the dates, and the results of its or their operations, for the periods for which the same have been furnished and (iii) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby. All balance sheets disclose all known liabilities, direct and contingent, as of their respective dates. There has been no change in the condition of Borrower and Guarantors, financial or otherwise, since the date of the most recent financial statements given to Lender with respect to Borrower and Guarantors, other than changes in the ordinary course of business, none of which changes has been materially adverse.

3.5 Other Financing. Borrower has not received and will not receive until the Loan is paid in full any other financing for the acquisition of the Land or the construction or furnishing or equipping of the Improvements and the Project.

3.6 Other Information. All other information, reports, papers and data given to Lender with respect to Borrower and Guarantors are accurate, correct and complete in all respects.

3.7 Other Agreements. Borrower is not a party to any agreement or instrument adversely affecting its present or proposed business, properties or assets, operation or condition, financial or otherwise, and Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party.

3.8 Taxes. Borrower has filed all tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and Borrower does not know of any basis for additional assessment in respect of such taxes. The Land is assessed separately from all other adjacent land for purposes of real property taxes. There are no unpaid taxes, assessments (special, general or otherwise) or bonds of any nature affecting the Project or any portion thereof, any intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien upon the Project.

3.9 No Event of Default. No Event of Default exists under this Agreement and no event has occurred and is continuing which, with the expiration of the applicable grace period, if any, would constitute an event of default under any other agreement to which Borrower is a party.

3.10 Litigation. There is not now any suit, action, claim or legal, administrative, arbitration or other proceeding or governmental investigation pending or, threatened or contemplated against or affecting the Borrower or the Project nor, is there any basis for any such matters.

3.11 Title. Borrower owns good and marketable fee simple absolute title to the Land, free and clear of any and all mortgages, deeds of trust, liens, encumbrances, claims, charges, equities, covenants, conditions, restrictions, easements, rights of way or other matters affecting the Land, whether or not of record, except for the Permitted Title Encumbrances. All covenants, conditions, restrictions, easements and similar matters affecting the Land have been complied with. Borrower has not subjected, and, except as otherwise may be provided in this Agreement, will not subject, or suffer to be subjected hereafter, the Land or any portion thereof to any lease, sublease, tenancy, concession, license, occupancy agreement or similar right, mortgage, deed of trust, lien, encumbrance, claim, charge, equity, covenant, condition, restriction, easement, right of way or other matter affecting the Land or any portion thereof, and has not entered into, and, except as otherwise may be provided in this Agreement, shall not enter into, any agreement to do any of the foregoing. On the date hereof, the Land will be mortgaged by Borrower to Lender free and clear of any and all liens, claims, encumbrances and adverse equities, whether or not of record, except as otherwise provided for in this Agreement.

3.12 Priority of Lien on Personalty. No security interest (except those executed in favor of Lender) has been or will be granted by Borrower in any personal property used in connection with the Project, and,except for leases covering the television systems, telephone systems and computer systems in the Project which have been approved by Lender, Borrower has not and will not enter into any form of lease arrangement for any personal property used in connection with the Project.

3.13 Plans and Specifications. The Plans and Specifications have been approved by Borrower, Guarantors and each Governmental Authority.

3.14 Governmental Requirements. The Land and the Improvements when constructed in accordance with the Plans and Specifications do and will comply with all Governmental Requirements.

3.15 Moratorium. There is no moratorium or like governmental order or restriction now in effect with respect to the Project, and no moratorium or similar ordinance or restriction is now contemplated.

3.16 No Violation. No notice of violation from any Governmental Authority or of any covenant, condition, restriction or easement affecting the Land or with respect to the use or occupancy of the Land, has been given by any Governmental Authority or by any other person entitled to enforce the same.

3.17 Permits. All permits, approvals and consents of Governmental Authorities and public and private utilities having jurisdiction necessary in connection with the present stage of the Project have been issued and are in good standing.

3.18 Utilities.

a. All utilities (collectively, the "Utilities"), including, but not limited to, electrical, telephone, gas, water and sewer, necessary for the construction of the Improvements and the operation thereof for its intended purpose are available to the boundaries of the Land.

b. No private easements are required or necessary for providing the Utilities to the Improvements, or if any such private easements are required or necessary, all such private easements have been obtained by recorded easement agreements.

c. As of the date hereof, the utility companies providing or which shall provide the Utilities to the Improvements have the capacity to service the Improvements adequately.

3.19 Condition of Project. The Land and Improvements, if any, now existing are not damaged or injured as a result of any fire, explosion, accident, flood or other casualty. The Improvements, as of the date of this Agreement (if there be any) are free of any structural or other defects in construction. No defect or condition of the Land or the soil or geology thereof exists which will impair the development or the operation of the Project. There is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Land or that would adversely affect development or the operation of the Project.

3.20 Labor and Materials. All labor and materials contracted for in connection with the construction of the Improvements shall be used and employed solely on the Land.

3.21 Surveys. The Survey and all plot plans and other documents heretofore furnished by Borrower to Lender with respect to the Land and Improvements are accurate and complete in all material respects as of their respective dates. There are no encroachments onto the Land and no improvements on the Land encroach on any adjoining property.

3.22 Construction Costs. The construction budget and cost categories for the Project submitted to Lender are accurate, true and correct in all respects.

3.23 Sale of Securities. Borrower has not instituted, caused to be instituted or been a party to any public offering with respect to the Land and/or the Improvements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Borrower has not received any notice of commencement of any proceeding or investigation by any Governmental Authority with respect to any offering or sales of "time share estates" (as defined under Chapter 718, Florida Statutes), condominium units or cooperative units upon the Land. Borrower will not institute, cause to be instituted, be an issuer or underwriter of, or be a party to the acts described in the preceding sentence of this subsection without the prior written consent of Lender.

3.24 Execution and Delivery of the Guaranty.

a. The execution, delivery and performance of the Guaranty by the Guarantors (a) will not violate or contravene (i) any provision of law, (ii) any order, rule or regulation of any court or other agency of government or any arbitration board, or (iii) any provision of any indenture, agreement or other instrument to which any Guarantor is a party or by which any Guarantor or any of his, her or its property is bound, or be in conflict with, result in a breach of or constitute a default under any such indenture, agreement or other instrument; and (b) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of any Guarantor, except as specifically contemplated by the provisions of this Agreement or the Guaranty.

b. The Guaranty constitutes the legal, valid and binding obligations of the Guarantors and is enforceable in accordance with its terms.

3.25 Litigation Respecting Guarantors. There are no actions, suits or proceedings pending or threatened against or affecting any of the Guarantors, at law or in equity, or by any Governmental Authority, which involves any of the Guarantors or the transactions herein contemplated or the possibility of any judgment or liability which, if determined adversely as to any of the Guarantors, might result in an adverse change in the business or financial condition of the Guarantors, nor is there any basis for any such action, suit or proceedings, known to any of the Guarantors; and none of the Guarantors is in default with respect to any final judgment, decree, writ, injunction, rule or regulation of any court or arbitrator or any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

3.26 Use of the Project. There is no (a) plan, study or effort by any Governmental Authority or any non-governmental person or agency which may adversely affect the current or planned use of the Project, or (b) any intended or proposed federal, state or local statute, ordinance, order, requirement, law or regulation (including, but not limited to, zoning changes) which may adversely affect the current or planned use of the Project.

ARTICLE 4

ADVANCES

4.1 Loan Advances: Disbursement of the Loan proceeds shall be made to the cost categories for which funds have been allocated as specified in **Exhibit "B"** hereof by way of (a) an initial advance and (b) several additional advances. The aggregate amount of the initial and additional advances will be the total of sums actually paid or incurred by Borrower for each of the cost categories specified in **Exhibit "B"** hereof, but in no event will the initial or additional advances exceed the total of all sums allocated to such cost categories, being, in the aggregate, the Loan Amount. Under no circumstances shall the existence or availability of additional advances which Borrower may request for the payment of interest relieve Borrower of the obligation to pay interest on the principal amount of the Loan outstanding. In the case of all advances, Lender shall have the right to make payment by check to Borrower or by joint check to Borrower, the Construction Contractor, subcontractors and suppliers of labor, services and

materials in any combination or by credit directly to Borrower's or contractor's account, all of which shall separately or in any combination constitute proper disbursement.

4.2 Advances Subject to Presale Requirement: Notwithstanding any other provision set forth herein to the contrary, no funding for hard construction costs shall be made until such time as Borrower has delivered to Lender copies of fully executed contracts (in form and substance satisfactory to Lender) for the sale of a minimum of eight (8) Units in the Project of which contracts must satisfy the following conditions: (a) the combined total purchase price of the 8 contracts shall not be less than $8,000,000.00 in sales, with a minimum of $800,000.00 constituting the second 10% deposit, (b) all contracts must be bona-fide, arms length agreements with unrelated parties, (c) all contracts must require a minimum 20% deposit (to be held in escrow with Lender), with 10% to be paid upon execution of the Contract of Sale and 10% at pilings, (c) the contracts shall contain no existing or continuing conditions or contingencies or statutory termination rights or assignment rights, and (d) there shall be no multi-unit contracts with one buyer without the consent of the Lender.

4.3 Conditions Precedent to Initial Advance: As conditions precedent to the making of the initial advance and additional advances hereunder, Borrower shall satisfy the following conditions to Lender's satisfaction:

a. A payment and performance bond on the General Contractors has been provided to Lender.

b. Title Insurer shall have irrevocably committed to issue to Lender the Title Insurance Policy without any exception for the "gap."

c. The Loan Documents, each in form and substance satisfactory to Lender, shall have been executed and delivered to Lender, and the Title Insurer shall have acknowledged receipt for all of the Loan Documents to be recorded with sufficient monies to pay the costs of recording, including stamps and taxes, and shall have agreed to record such documents forthwith and return them to Lender immediately after recording.

d. Lender shall have received two complete sets of original Plans and Specifications for the Improvements stamped with all approvals of all applicable Governmental Authorities and signed by Borrower and the Guarantors, prepared in accordance with Lender's administrative requirements by the Borrower's Architect and certified by him under seal. The Plans and Specifications shall have been fully approved by Lender's Construction Inspector, and the full written report of review of the Plans and Specifications by the Lender's Construction Inspector shall have been reviewed and accepted by Lender.

e. Lender shall have received two prints of the Survey.

f. Lender shall have received its standard surveyor's report completed, executed and sealed by the surveyor who prepared the Survey, which report shall contain no matters unsatisfactory to Lender.

g. Lender shall have received an opinion of Borrower's counsel that, inter alia, (i) Borrower is duly organized, validly existing and in good standing under the laws of the

State of Florida, with full power, authority and right to perform the terms of the Loan Documents; (ii) the Loan is not usurious under Florida law; (iii) the Loan Documents are valid and binding obligations of Borrower, enforceable in accordance with their terms; (iv) neither the Project nor any of the provisions of the Loan Documents contravene any governmental requirements or breach the provisions of any contract or agreement to which Borrower or any of the Guarantors is a party or by which any of them is bound; (v) the Guarantors have full authority and legal right to execute the Guaranty and to perform their obligations thereunder; and (vi) any other opinion as may be required by Lender's counsel.

h. Lender shall have received a fully executed counterpart of the Construction Contract. Additionally, Lender shall have received copies of firm price, fully executed subcontracts between the Construction Contractor and all subcontractors, as Lender may require. If any subcontracts have not been executed, Borrower shall furnish to Lender such firm bids or internal estimates of such work as will be covered by such subcontracts and supporting documentation therefor as Lender shall require. Such subcontracts and/or such other contracts for work, labor and materials executed by Borrower with other contractors, shall require completion of the Improvements on or before the Completion Date, and the estimated cost for all other contracts for constructing and equipping the Improvements in accordance with the Plans and Specifications shall not exceed the amount allocated as set forth on **Exhibit "B"** hereof. Borrower shall furnish such additional supporting documentation for the cost of line items reflected on **Exhibit "B"** as Lender may require. Lender also must receive a written report from the Lender's Construction Inspector, satisfactory to Lender, substantiating that the aggregate estimated costs for the construction and equipping of the Improvements in accordance with the Plans and Specifications shall not exceed the amounts allocated on **Exhibit "B"** hereof.

i. Lender shall have received consents from the Construction Contractor, the Borrower's Architect and any other party deemed necessary by Lender to the Borrower's assignment to Lender of Borrower's rights under their respective contracts with Borrower.

j. A Notice of Commencement signed by Borrower shall have been delivered to the Title Insurer to be recorded on a date subsequent to the date of the recording of the Mortgage. The Title Insurer shall have agreed to post a certified copy thereof posted on the Land in accordance with the Florida Mechanic's Lien Law. Lender shall have been furnished with proof of such posting by means of a title insurance endorsement, Borrower's affidavit or opinion of Borrower's counsel. Work shall begin on construction of the Improvements no later than thirty (30) days from the date hereof and Borrower shall designate in the Notice of Commencement a person in addition to Borrower to receive copies of lienor's notices as provided in Chapter 713, Florida Statutes, Lender's name and address of its principal office (elsewhere herein set forth) or, at the option of Lender, the name and address of Lender's Construction Inspector.

k. Annually, Borrower shall procure and maintain or shall cause to be procured and maintained continuously in effect until repayment of the Loan, policies of insurance in form and in amounts and issued by companies, associations or organizations satisfactory to Lender covering such casualties, risks, perils, liabilities and other hazards required by Lender. All original policies, endorsements and renewals thereof, shall be delivered to and retained by Lender unless Lender waives this requirement in writing. All policies shall expressly

protect or recognize Lender's interest as required by Lender. Without limiting the generality of the foregoing, Borrower shall provide or cause to be provided the following types of insurance coverage: (i) Builder's Risk Insurance on an "all risks" basis including, without limitation, materials in storage and while in transit; (ii) Comprehensive Public Liability Insurance carried each by Borrower and Construction Contractor; (iii) Workers' Compensation Insurance and Employer's Liability Insurance; (iv) Boiler and Machinery Insurance when such fixtures and equipment, if any, are connected and ready for use; and (v) Property Insurance on an "all risks," replacement cost basis.

All policies shall contain a New York form of Standard Mortgagee Clause, acceptable to Lender, with losses pay able to Lender as its interest appears, and all policies of insurance shall provide that the insurer must give Lender not less than thirty (30) days' prior written notice of any change in or intention to cancel or not renew any such policy or policies. In case of loss and payment by an insurer, the amount of the insurance award shall be paid to Lender, and at Lender's option, be applied in repayment of the indebtedness outstanding hereunder or in rebuilding or restoring the damaged Improvements.

l. Lender shall be furnished with satisfactory evidence, if the property is located in a federally designated flood hazard area, as evidenced by the Standard Flood Hazard Determination, a certificate of flood insurance is required prior to closing, including a mortgagee clause in favor of Colonial Bank, N.A. In the event the Property is located in a federally designated flood hazard area, a flood insurance policy must be issued in favor of Lender and must meet the insurance Standards (as hereinafter defined). that the Land is or is not located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards. If the Land is so located, Lender shall be furnished, at Borrower's expense, with a certificate of insurance and original insurance policy on the Project for loss due to flood, and such other hazards for which coverage is available, in form, content and issued by a carrier satisfactory to Lender in the maximum amount obtainable under law. Such policy shall contain a Standard Mortgagee Clause in favor of Lender and shall provide for notice to Lender of any claims made under such policies and for 30 days' written notice to Lender prior to any change in the policy or coverage afforded thereby, cancellation for any reason, or payment of any claims to any persons.

m. An assignment to Lender of the rights of Borrower to the Plans and Specifications and the shop drawings for the Project shall have been executed by Borrower, in form and substance satisfactory to Lender, and delivered to Lender.

n. Lender shall have received, in form and substance satisfactory to Lender, a consent of the Borrower's Architect who prepared the Plans and Specifications and shop drawings prepared incidental thereto for Lender to use, without cost, such Plans and Specifications and shop drawings to complete the Improvements if Lender acquires possession or title to the Land before the Improvements are completed.

o. Lender shall have received satisfactory evidence that (i) all utility services necessary for the construction of the Improvements and the operation of the Project (including, but not limited to, such drinking water supplies, surface water drainage facilities, sanitary sewage collection and disposal facilities or water treatment plants, electric and telephone facilities as are

necessary to obtain a certificate of occupancy for the completed Project) have been extended to and are operational at the boundary of the Land, (ii) all fees and other charges, if any, required to be paid in connection with the reservation of such utility services have been paid in full or will be paid when due, (iii) there is a binding obligation on the part of each and every utility company to deliver the necessary utility services to the Improvements and (iv) all rights of Borrower relating to the foregoing have been assigned to Lender, as required.

p. Lender shall have received satisfactory evidence that all necessary building and development permits necessary for the commencement of construction of the Project have been issued and not revoked, and can be utilized for the construction of the Improvements as designated in accordance with the Plans and Specifications, together with evidence that, upon completion, the Project will be in compliance with all applicable zoning and other regulatory laws and a certificate of occupancy then can be issued therefor, and that the Improvements may be occupied and used lawfully for the purposes for which designed. In addition, if such permits predate the date of preparation of the Plans and Specifications, Borrower shall furnish such certifications from the applicable Governmental Authority and such other evidence of compliance as Lender shall require demonstrating that such permits are valid for and may be lawfully used for the construction of the Improvements pursuant to the Plans and Specifications. Borrower also shall furnish to Lender a written certification from Borrower's Architect, and acceptable to the Lender's Construction Inspector, listing all governmental permits required for all work needed to complete the Project in accordance with the Plans and Specifications.

q. Lender shall have received a construction draw schedule and trade payment breakdown for all direct and indirect construction costs, and non-construction costs in connection with the Project, setting forth a detailed breakdown of all non-construction and construction costs, and prepared on forms approved by Lender, together with supporting documentation used in making such breakdowns.

r. Lender shall have received evidence acceptable to Lender that (i) the Land is zoned under applicable Governmental Requirements to permit construction of the Project in accordance with the Plans and Specifications, (ii) sufficient parking space on the Land will be provided pursuant to the Plans and Specifications to satisfy the applicable Governmental Requirements, and (iii) if required by law, provisions have been made for the handicapped.

s. Lender shall have received evidence satisfactory to Lender and Lender's Construction Inspector that (i) soil, piling, toxic waste, hazardous materials and other tests made and completed on the Land support the foundation analysis and conclusion made by a firm or firms acceptable to Lender, (ii) the Plans and Specifications have been prepared consistent with such analysis and conclusions and (iii) the foundation of the Improvements if built in accordance with the Plans and Specifications will adequately and properly support the Improvements.

t. Lender shall have received a certificate satisfactory to Lender from Borrower's Architect that the Plans and Specifications have been prepared in accordance with all Governmental Requirements and that the Construction Contract provides for completion of the Project in accordance with the Plans and Specifications. Further, such certificate shall state that, upon completion upon the Improvements in accordance with the Plans and Specifications, the

Project shall satisfy all Governmental Requirements and that Borrower shall be entitled to a certificate of occupancy from all appropriate Governmental Authorities.

u. Borrower shall have delivered to Lender an Appraisal in form and content acceptable to Lender.

v. The Loan pursuant hereto shall be "in balance."

w. Lender shall be furnished with the most recent paid tax bill receipts for the Land and all personal property thereon.

x. The Borrower's representations and warranties made unto Lender concurrently herewith continue to be true.

y. Borrower shall not be in default hereunder or under any of the Loan Documents or the Commitment.

z. Borrower shall have furnished or caused to be furnished to Lender such further documents and opinions as Lender may request.

aa. Borrower shall have established an account with Lender for the disbursement of all Loan proceeds for the operation of the Project and for Contract deposits.

ab. Any or all stockholder loans must be made subordinate to this Loan

ac. Borrower shall pay-down of the existing land loan by $211,000.00 from Borrower's funds.

ad. Borrower shall establish a personal bank account with Lender in an amount not less than $300,000.00

4.4 Conditions Precedent to Additional Advances. As conditions precedent to the making of each additional advance under the Loan, the following conditions shall be satisfied to Lender's satisfaction:

a. Borrower shall be in compliance with (i) all conditions precedent for the making of the initial advance, as set forth above in Section 4.2 above and (ii) all conditions precedent set forth elsewhere in this Agreement.

b. The Loan shall be "in balance."

c. No Event of Default shall have occurred and no event shall have occurred or no condition shall exist which, but for the passage of time, may result in an Event of Default.

d. No litigation, arbitration or other proceeding shall have been commenced against Borrower or the Construction Contractor or any of the Guarantors, which in Lender's sole judgment, impairs or is likely to impair Borrower's, Construction Contractor's or the

Guarantors' ability to complete the Project or perform any of their obligations under the Loan Documents.

e. Lender shall have received Partial Releases of Lien in form and substance satisfactory to Lender for all encumbrances attaching to that portion of the Project for which such advances are disbursed.

f. Lender shall have received a commitment by the Title Insurer to endorse the Title Insurance Policy within 5 days following the requested advance to increase the amount of coverage to include the advance then requested and insuring that Lender has a first lien on that portion of the Project for which the advance has been disbursed. The commitment shall disclose all encumbrances recorded against the Project from the date of the last title endorsement received by Lender. Lender shall not be required to fund any additional advances if Lender shall disapprove of any of such encumbrances.

g. Lender shall have received a recertification of the Survey reflecting all changes in the physical conditions of the Land and Improvements subsequent to the date of the last certification of the Survey. Each such recertification shall show all construction or development work in place. Within 10 days after substantial completion of the Improvements, Borrower shall furnish to Lender a final "As-Built" survey showing the location of all improvements constructed on the Land.

h. The Contracts of Sale shall not have been changed, modified, extended or amended in any manner, nor shall any Contract of Sale have been terminated, without the prior written consent of Lender.

4.5 <u>Requests and Certificates for Payment</u>. At the time Borrower requests each advance hereunder, there shall be delivered to Lender a requisition of Borrower and the Construction Contractor, prepared on Lender's requisition form and completed in form satisfactory to Lender. Borrower also shall deliver a certificate, signed by the Borrower, the Construction Contractor, the Borrower's Architect (the "Architect's Certificate") and the Lender's Construction Inspector, certifying that the work for which payment is requested has been completed in accordance with the Plans and Specifications, and a certificate signed by Borrower and the Construction Contractor certifying that such work has been fully paid for or will be fully paid for with the proceeds of the advance, except that the required retainage under the Florida Mechanic's Lien Law may be withheld. Each such certificate shall constitute a representation by Borrower that it reaffirms as true all representations made to Lender herein or herewith and that all conditions to such disbursement herein have been fulfilled; that any materials to be paid for have been physically incorporated into the Improvements free of liens and encumbrances and that the work conforms to the Plans and Specifications, and to applicable Governmental Requirements. With regard to materials stored on the Land, any advances therefor are solely at the discretion of the Lender, and such materials shall be stored in a secured manner and protected from damage or theft. No advances for off-site materials will be made by Lender. Materials stored off-site shall be either in a bonded warehouse, or if in a supplier's warehouse, the supplier shall supply evidence of adequate insurance. Borrower also shall provide to Lender evidence of insurance in transit. Lender further reserves the right to have its Construction Inspector verify the quantity and location of such materials. Lender need not make

the advance called for by any such Architect's Certificate unless Lender shall approve the Certificate. The approval of any of such Certificates by Lender shall not constitute an acceptance of the work and materials, nor be binding upon Lender, except to the extent that the facts are so represented when so approved.

4.6 Time of Advances. Advances will be made not more often than bimonthly as construction progresses. At least 10 days prior to the date on which the advance is requested, Borrower shall furnish to Lender (i) copies of all lien waivers or releases for all lienable work performed on the Project and paid for with the proceeds of the prior disbursement (all such waivers or releases to be on such forms as are required by Lender), (ii) copies of all contractor's affidavits as to payment of work to date and a Borrower's affidavit as to such work as is not covered by the Construction Contract, each together with supporting documentation evidencing to Lender's satisfaction payment of all costs incurred in connection with the Project to date and funded under the Loan, (iii) monthly photographs of the progress of the construction, if requested by Lender, (iv) a report in form and content satisfactory to Lender from Lender's Construction Inspector and (v) such other documents supporting the request for an advance as Lender may require. Advances shall be made by Lender within 10 business days after a proper and complete draw request is submitted by Borrower to Lender.

4.7 Disbursement of Advances. Subject to all of the terms, conditions and provisions of this Agreement, the Loan proceeds shall be advanced as follows:

a. The advances hereunder shall consist of the initial and several intermediate disbursements of Loan proceeds to be made during the progress of construction of the Improvements. The initial and intermediate additional advances shall consist of (1) the amounts payable to or for Borrower pursuant to the Construction Contract and other construction contracts, to the extent, if any, modified by this Agreement, (2) taxes and other impositions assessed against the Project during the period of construction, (3) interest payable to Lender prior to maturity of the Note[s] and (4) all other sums shown on **Exhibit "B,"** payable by or on behalf of Borrower in connection with the Project. The aggregate amount of the advances will be the total of sums actually paid or incurred by Borrower for each of the cost line items specified in **Exhibit "B"** hereof, but in no event will the advances exceed the total of all sums allocated to such cost line items, being in the aggregate the Loan Amount. Lender in its sole discretion shall have the right, but shall not be obligated to increase, decrease, reallocate or reapply the amount of the Loan to be disbursed for each item scheduled in **Exhibit "B."** Notwithstanding anything herein to the contrary, Lender shall not be obligated to advance for construction costs during construction more than the value of the work completed or percentage of the work in place, save and except certain materials stored on the Land as set forth in Section 4.4, and approved for payment by the Lender's Construction Inspector, nor shall Borrower be relieved of its obligations to pay when due any taxes, liens or other obligations of or impositions against the Project or interest accruing prior to maturity of the Note[s]. Lender, however, may at all times withhold further disbursements of any allocated funds at any time when, on the basis of its own analysis or its Construction Inspector's certification that the Loan is not "in balance," or when any such tax, lien, obligation or imposition is due and owing but unpaid by Borrower.

b. The final advance for sums due on the Construction Contract shall be made following completion of the Units covered under such contracts to the satisfaction of

Lender and the furnishing of the following documentation (as applicable) as to each such contract: (1) a certificate or certificates of occupancy, as applicable; (2) architect's and/or engineer's certificate of completion of the work under such contract in accordance with the Plans and Specifications; (3) all required contractor's and owner's affidavits; (4) Lender's Construction Inspector's certificate of completion of the work under such contracts (including completion of the Contractor's final punch list items which punch list shall be prepared by the Borrower and approved in writing by the Lender's Construction Inspector); (5) releases or waivers of all potential mechanics' and materialmen's liens, including, without limitation, the lien rights of Construction Contractor and other contractors, which releases or waivers must be acceptable to Lender and the Title Insurer, (6) a certificate of the Borrower stating that the Project has been constructed in accordance with the Plans and Specifications therefor and that the requirements of this Construction Loan Agreement and the other Loan Documents with respect to the construction and the completion of the Project have been satisfied; (7) the documents and deliveries required by any of the other Loan Documents; and (8) in the case of the last advance of Loan proceeds hereunder, the final endorsement to the mortgagee's title insurance policy reflecting no additional exceptions thereto and a final recertification of the Survey reflecting the Project as completed. Regardless of the amount of the Loan herein or in any Loan document, Lender shall not be required to disburse more than 100% of actual construction and other costs approved for advancement hereunder.

c. Whether or not Borrower submits a specific request therefor, it shall be presumed, in the absence of notice from Borrower to the contrary, that Borrower has requested the payment of then due and accrued and current interest on the Loan; provided, however, this shall not relieve Borrower from the obligation of paying accrued interest on the Loan then due.

4.8 Retainage and Proper Payments Under the Construction Lien Law. Borrower will make only such payments to any contractor, including the Construction Contractor, on account of construction contracts or for other work which may entitle the person performing it to lien rights in the Land, as are "proper payments" under the Florida Construction Lien Law, and, therefore authorizes the holdback by Lender of such amounts as may be necessary to preserve the "proper payment" characterization of each such payment. A copy of each affidavit required or allowed by the Florida Mechanic's Lien Law, including the general contractor's and other contractors' affidavits on final payment, will be furnished to Lender by Borrower and Borrower's submission of such copy shall constitute a representation of its authenticity. Borrower agrees to furnish to Lender and the Title Insurer such lien waivers and/or releases, together with such paid receipts and affidavits, in proper form as Lender and the Title Insurer may reasonably require from time to time to assure them of the expenditure of advances for costs of the Improvements. Ten percent (10%) of the total amount due for construction and improvement items, as approved by Lender, at the time of each disbursement will be withheld from the amount disbursed or, if necessary, such greater amounts as is necessary to retain a holdback equal to the final payment due the Construction Contractor or other contractors under the Construction Contract, or any contractor or supplier under separate contract, whichever is greater, together with such amount as may be deemed necessary by Lender for remedial or corrective items to be performed, such withheld amounts to be disbursed as provided elsewhere herein. In the case of all disbursements under the Loan, Lender shall have the right to make payment by check or joint check to Borrower, the Construction Contractor, subcontractors and suppliers in any combination or by credit directly to the Borrower's or the Construction

Contractor's account, all of which shall separately or in any combination constitute proper disbursement.

4.9 Advance of Interest Owing. Borrower authorizes Lender to disburse proceeds of the Loan to pay interest due on the Note[s], notwithstanding that Borrower may not have requested a disbursement of such amount. Such disbursement if made shall be added to the outstanding principal balance of the Note[s]. The authorization hereby granted, however, shall not obligate Lender to make such disbursement nor prevent Borrower from paying interest from its own funds. If the interest reserve for the Loan shall be depleted or Lender otherwise determines that it will not fund the interest on the Note[s], Borrower shall, within ten (10) days following written notice thereof, deposit with Lender such sums as Lender shall require.

ARTICLE 5

AFFIRMATIVE COVENANTS

5.1 Total Project Costs and Borrower's Obligations To Pay Costs in Excess of Loan Amount. Borrower agrees and acknowledges that it is not intended, nor has the Lender agreed, to make a loan hereunder to Borrower except in the amount and on the terms stated herein and that, under no circumstances, has Lender agreed to make a Loan hereunder to Borrower that will necessarily be adequate to pay for all costs incurred by Borrower in connection with construction of the Improvements and completion of the Project and related costs and expenses. Borrower and Lender each recognize that certain known and anticipated costs and work on the Project are not included in the allocation of funds under the Loan, as set forth in more detail in **Exhibit "B"** hereto. Borrower has represented to Lender that it intends to pay and hereby covenants with Lender that it will promptly and fully pay for all such costs incurred in connection with the Improvements and the Project, and further covenants and agrees with Lender that it will promptly and fully pay for any other unknown and unanticipated costs in connection with the Project in excess of the amount of the Loan hereunder from its own funds, without borrowing by way of secondary financing involving any mortgage or other lien affecting the Land. However, Lender agrees that Borrower may provide other collateral or a guaranty of payment to Lender in form and substance satisfactory to Lender to fund the costs in excess of the amount of the Loan when due.

Borrower recognizes and agrees that, because the Loan is not intended to be and may not be adequate to pay for all costs and expenses incurred by Borrower in connection with construction of the Improvements, completion of the Project and related costs and expenses, Lender is entitled to assurance, and has required that at all times prior to the final disbursement under the Loan it be assured that the undisbursed proceeds of the Loan shall, in Lender's opinion, be sufficient to pay for all remaining costs for the items allocated in **Exhibit "B"** hereto (in total) and for any costs in connection with the Project not now known or anticipated, free and clear of all lien claims, and, to be assured that, in Lender's opinion, Borrower has adequate funds available and ready to be utilized to pay for the then estimated cost of such items as are reflected on **Exhibit "B"** hereto free and clear of any and all lien claims. Borrower recognizes that, unless Lender has such assurances at any and all times during the course of the Loan and prior to the

final disbursement under the Loan, Lender will not be required to make and Borrower shall not be entitled to request any disbursement under the Loan. Borrower shall furnish to Lender, upon request, from time to time satisfactory assurances with supporting documentation of costs from the Construction Contractor and Lender's Construction Inspector and/or verifications of its own finances which demonstrate that the Loan is "in balance."

All monies disbursed to or for Borrower under the Loan are to be utilized only for paying then current and unpaid bills, expenses, and costs directly related to the construction of the Improvements and completion of the Project, as allocated in **Exhibit "B"** hereto.

If, for any reason, Lender shall determine that, in its opinion, the Loan is not "in balance," Lender shall have no further obligation to make advances of Loan proceeds hereunder, unless Borrower shall, within 10 days after the date of demand by Lender, deposit such amounts of funds as Lender may require with Lender in order to place the Loan "in balance," as determined by Lender. Borrower's failure to comply with such demand shall be an event of default. Such funds as Borrower may deposit with Lender shall be disbursed in the manner hereinabove provided for advances of Loan proceeds toward the costs of completing the Improvements and the Project, and such funds of Borrower will be utilized prior to any further utilization of Loan proceeds for such costs.

5.2 Construction of Improvements. Borrower agrees to cause the Improvements to be constructed upon the Land and to have the same completed and ready for use, including all approaches, services, utilities and other improvements in connection therewith, in accordance with the Plans and Specifications, all Governmental Requirements and this Agreement. No change shall be made in the Construction Contract or any other construction con tracts or in the Plans and Specifications and no "extras" will be ordered unless the change or "extras" first shall have been approved by Lender in writing, provided, however, Lender's approval shall not be required for changes or extras each resulting in costs of less than $10,000.00 unless or until the aggregate of such changes and extras in cumulative succession exceed the total of $25,000.00. Notwithstanding the foregoing, all change orders will be submitted to Lender.

5.3 Time and Manner of Construction. Borrower shall cause the work of construction of the Improvements to be commenced no later than thirty (30) days from the date hereof and to be carried on continuously and completed and a final Certificate of Occupancy for the Improvements (or its equivalent) issued on or before the Completion Date. Borrower and Construction Contractor shall comply with all laws, ordinances, and applicable rules and requirements of public authorities applying to and affecting the construction work and shall give the proper authorities all requisite notices relative to such work and cause to be obtained all necessary licenses and permits with respect thereto without cost or expense to Lender. In the event any necessary license or permit is revoked or threatened to be revoked or subjected to attack by action before any court or other governmental agency having jurisdiction, Lender may refuse to make further advances hereunder until such license or permit is reinstated or such action before any court or other governmental agency having jurisdiction is terminated; provided, however, in such event, at Lender's option and direction, Borrower shall be obligated to cease work in completing the Project or to continuously and diligently prosecute the work of completing the Improvements in compliance with any required changes of such court or other body even though in any such case Borrower may contest such changes. If any such permit or

license is revoked and not reinstated within 30 days from the date of revocation, the Loan shall be deemed in default.

5.4 Materials for Construction. All materials delivered upon the Land for the purpose of being used in the construction of the Improvements shall be considered annexed thereto and shall become a part of such Land as if actually incorporated in the Improvements and shall be subject, as against Borrower and all parties acting or claiming under it, to the rights, conditions and covenants to which the Land and the Improvements are subject under this Agreement. Nothing herein contained shall be construed to make Lender responsible for any loss, damage or injury to such materials, nor for payment for the same. During performance by or for Borrower of anything agreed by Borrower to be done hereunder, Borrower shall not make or cause to be made any contract for materials or equipment of any kind or nature to be incorporated in or to become a part of the Improvements if title to such materials or equipment is reserved under a conditional sales contract or otherwise, or is subject to a security interest in favor of a third person.

5.5 Lender's Construction Inspector. Borrower shall pay for all costs and fees of Lender's Construction Inspector, who will be employed by Lender to furnish the opinions and to make inspections from time to time as to (a) test borings, (b) structural engineering, (c) work in progress, (d) mechanical equipment, (e) cost estimates, (f) the Plans and Specifications and any modifications and amendments thereto, including change orders, and (g) all matters pursuant to the construction and completion of the Project in conformance with the prior approved Plans and Specifications and cost estimates and the applicable building and development permits, laws and ordinances.

5.6 Inspection. Borrower shall provide proper facilities at all times for inspection of the Land and Improvements by Lender, and shall afford full and free access to the Land and the Improvements and all plans, drawings and records thereof, to such persons, including the Lender's Construction Inspector whose identity will be designated and may from time to time be changed in writing by Lender. Within three (3) working days after receiving notice from Lender or Lender's Construction Inspector of the existence of defective construction, Borrower shall proceed to correct the same and to take down all portions of the Improvements which Lender may condemn as failing to conform with the requirements of the Plans and Specifications or not conforming to acceptable quality of materials or construction standards as determined by Lender. Borrower shall, at its expense, make good all work and materials damaged thereby. In the event of any dispute between Borrower and Lender with respect to the interpretation of the Plans and Specifications, the Lender's Construction Inspector's decision shall be binding. Lender may at any time after default by Borrower place upon the Land a superintendent or inspector whose duties and rights shall be to require that the Improvements be constructed in accordance with the Plans and Specifications. Any such inspection shall be solely for the benefit of Lender, and Borrower shall not be entitled to claim any loss or damage as a result, of either such inspections, or the failure to make the same. Borrower shall pay all costs and fees of such inspections for disbursement of funds therefor under the Loan.

5.7 Indemnification. Borrower agrees to protect, indemnify, defend and save harmless, Lender and its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims, or demands,

including, without limitation, reasonable legal fees and expenses on account of any matter or thing or action or failure to act of Lender, whether in suit or not, arising out of this Loan Agreement or in connection herewith unless said suit, claim or damage is caused by the gross negligence or willful malfeasance of Lender. This indemnity is not intended to excuse Lender from performing hereunder. This obligation shall survive the closing of the Loan and the repayment thereof.

5.8 Financial Statements. Borrower shall submit annually, within ninety (90) days of the close of each fiscal year, an income statement and balance sheet of Borrower prepared in accordance with generally accepted accounting principles by an independent certified public accountant acceptable to Lender and their annual tax returns, including all schedules attached thereto, shall be submitted to Lender within forty-five (45) days after the filing of same. Each of the Guarantors shall submit on or before March 31 of each calendar year, a current financial statement in form satisfactory to Lender, listing all assets and liabilities, and items of income and expense, prepared in accordance with generally accepted accounting principles by an independent certified public accountant acceptable to Lender. Additionally, Borrower shall deliver to Lender, within 10 days after written request from Lender, current financial statements of Borrower. The form of the financial statements to be submitted by Borrower shall be subject to approval by Lender and shall include such supplemental schedules as Lender may require. In addition, Guarantors will provide K-1's for any partnerships and S-corporations shown on Schedule E, Page 2 of each of their tax returns. The foregoing documents to be received as provided in this section shall be provided each year during the term of the Loan, including any such extensions as Lender may subsequently grant, if any.

5.9 Costs and Attorneys' Fees. All costs and expenses, including reasonable attorneys' fees, paid or incurred by the Lender in the enforcement or defense of this Agreement, including proceedings in appellate courts, shall be paid by Borrower. "Attorneys' fees" shall include fees for the attorneys' services whether outside or within judicial proceedings, including, without limitation, Bankruptcy Court proceedings.

5.10 Maturity. The Loan hereunder shall mature and all indebtedness outstanding thereunder shall be paid in full on the Maturity Date, unless otherwise extended pursuant to the terms of Note[s].

5.11 Duty to Inform. Borrower will:

a. Furnish to Lender or Lender's representative such information concerning the progress of the construction of the Improvements and completion of the Project as Lender or Lender's representative may from time to time reasonably request;

b. Deliver and cause to be delivered to Lender or Lender's representative, such statements, receipts and other data and information as Lender or Lender's representative may from time to time require reflecting payment of costs and expenses incurred in connection with the construction of the Improvements, or the ownership, operation, management and leasing of the Project; and,

c. Promptly after Borrower becomes aware of the same, Borrower will notify Lender of (i) any change in any fact or circumstance represented or warranted by Borrower in this Agreement or in the Loan Documents and (ii) any Event of Default or event which, with notice or lapse of time or both, could become a default under this Agreement, or any of the other Loan Documents specifying in each case the nature thereof and what action Borrower has taken, is taking and proposes to take with respect thereto.

ARTICLE 6

NEGATIVE COVENANTS

6.1 No Other Liens or Encumbrances. Borrower shall not encumber or permit the encumbrance of the Land or the Improvements with any mortgage lien, security interest or other encumbrance without the prior approval of Lender.

6.2 Publicity. Under no circumstances will Borrower publicize or advertise the name of Lender as a source of financing or allow Lender's name to be used in such connection, including, but not limited to, signs, advertising material and brochures, without the prior express written permission of Lender. Notwithstanding the foregoing, Borrower will, at its expense, place and maintain a sign on the Land reflecting that the Lender has provided the funds for the Project upon the written request of Lender.

6.3 Prohibition Against Transfers. Except for the conveyance of individual platted lots to individual consumers in the ordinary course of business for which releases from the lien of the Mortgage have been executed by Mortgagee, so long as any of the indebtedness under the Loan shall not have been paid in full, Borrower shall not transfer, convey or assign any part or interest of the Project.

6.4 Leases, Easements and Agreements and Homeowners Association Documents. No lease, easement or other agreement or homeowners association documents affecting any portion of the Project shall be executed, changed, modified, extended, terminated or amended in any manner without the prior written consent of Lender.

6.5 Contracts of Sale. No Contract of Sale shall be changed, modified, extended or amended in any manner, nor shall any Contract of Sale be terminated, without the prior written consent of Lender.

ARTICLE 7

EVENTS OF DEFAULT AND REMEDIES

7.1 Events of Default. The following events shall constitute an "Event of Default" pursuant to this Agreement:

a. A default shall be made in making any payment on or under the Note[s] or Mortgage when the same shall become due and payable.

b. An Event of Default as defined in the Mortgage or any other Loan Document shall occur.

c. A default shall occur under the terms of the Commitment.

d. If the work of construction of the Improvements shall not be commenced and all conditions precedent to the initial advance shall not have been fulfilled to Lender's satisfaction by the Commencement Date, or failure of Borrower to complete construction of such Improvements as required by the terms hereof on or before the time provided in Section 5.3. above, or if such construction work should be substantially discontinued without cause (as determined by Lender) for a period of 15 days or more, or if Borrower, in the opinion of Lender, shall fail to prosecute the construction of the Improvements with sufficient vigor, or the materials, fixtures or articles used in the construction of the Improvements purchased by or for Borrower are incorporated into the Improvements or paid for by advance of funds hereunder, but the ownership thereof does thereupon not vest in Borrower, or if unacceptable construction elements and/or materials are not cured to the satisfaction of Lender or Lender's Construction Inspector within three days after notice of same.

e. The Improvements shall encroach upon any street or road setback, easement or upon any adjoining property or violate any ordinance, regulation, rule or direction of any federal or state agency, or of any governmental or quasi-governmental authority, or any zoning setback lines, or the building permit(s) shall be revoked or suspended or shall lapse, or if any building or other permit license shall be conditional in nature and Borrower shall fail to punctually satisfy the conditions so as to prevent its invalidity.

f. A claim of lien shall be filed against the Land and not released within 10 days from the date of filing, or Borrower shall fail to post a statutory bond and have obtained a discharge of such claim of lien from the Land within 10 days from the date of filing.

g. Borrower shall fail to perform any covenant or term or condition of this Agreement, or any representation or warranty of Borrower herein or in any other Loan Documents executed concurrently herewith or made subsequent hereto, shall be found to be inaccurate, untrue or breached, or shall fail to timely perform all terms and conditions for disbursement.

h. If Borrower or any endorser or guarantor of the Note shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition to answer seeking any reorganization, arrangement, composition, readjustment, liquidation, wage earner's plan, assignment for the benefit of creditors, receivership, dissolution or similar relief under any present or future Federal Bankruptcy Act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Borrower or all or any part of the properties of Borrower or of any guarantor or endorser of the Note[s] or if within 30 days after commencement of any proceeding against Borrower or any guarantor or endorser of the Note[s], seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, debtor relief or similar relief under any present or future Federal Bankruptcy Act of any other present or future federal, state or other statute or law, such proceeding shall not have been dismissed, or stayed on

appeal; or if, within 30 days after the appointment, without the consent of acquiescence of Borrower or of any endorser or guarantor of the Note[s], of any trustee, receiver, or liquidator of Borrower or any endorser or guarantor of the Note[s], or of all of any portion of the Land or Improvements, such appointment shall not have been vacated or stayed on appeal or otherwise; or if within 10 days after the expiration of any such stay, such appointment shall not have been vacated.

i. Borrower shall, without Lender's prior approval in writing, undertake or contract for work on the Land outside of or beyond the scope of the Plans and Specifications.

j. A violation or breach shall occur in any agreement, covenant, or restriction affecting title to the Land including, but not limited to, any such matters appearing as Permitted Title Encumbrances.

k. A sale, transfer, conveyance, assignment, disposition, master lease or encumbrance of the Land or the Improvements or any portions thereof or the sale, transfer, conveyance, pledge or encumbrance of any stock ownership of the Borrower and/or any partnership interest in the Borrower, without the prior written consent of Lender.

l. The breach, violation or failure of any of the obligations of Borrower of any covenant or condition in any of the Loan Documents.

m. An inability of Borrower to satisfy, within 10 days after notice thereof, any condition specified here as precedent to the obligation of Lender to consent to an advance after a request for an advance under the Loan has been submitted by Borrower to Lender.

n. A reasonable determination by Lender that construction of the Improvements has not or will not be completed substantially pursuant to the Plans and Specifications on or before the Completion Date.

o. Any substantial damage to or destruction of the Project if the applicable insurance proceeds plus any sums deposited by Borrower with Lender shall not, in the opinion of the Lender, be sufficient to repair and restore the Project, or if the insurance proceeds shall not be paid within a reasonable time, and Borrower fails or refuses to deliver funds to the Lender in an amount equal to such excess construction costs as provided herein.

p. The Mortgage does not, in the reasonable opinion of counsel for Lender, constitute a perfected first and prior lien on and security interest in the Project securing payment of the Note[s].

q. The holder of any lien or security interest on any portion of the Project (without implying Lender's or Lender's consent to the existence, placement, creation or permitting of any such lien or security interest) commence proceedings for foreclosure or for the enforcement of its remedies thereunder.

r. A judgment for the payment of money shall be rendered against Borrower or any guarantor of the Note[s], and the same shall not be paid or execution on the same shall not

DOCIVREALESTI\15746.2

be stayed by perfection of an appeal, bonded or other appropriate action taken within 30 days thereafter.

s. Occurrence of any condition, no matter how caused, which renders it impossible, in the reasonable judgment of Lender, for Borrower to comply fully with the provisions hereof or of any of the other Loan Documents.

t. Borrower is liquidated, dissolved, consolidated or merged.

u. The death of a Guarantor.

v. Guarantors or any of them shall fail to perform any covenant, term, provision or condition of the Guaranty, or shall fail to perform any covenant, term or condition of any and all indebtedness, obligations or liabilities of Guarantors or any of them, howsoever evidenced and howsoever secured, whether now existing or hereafter created or arising, direct or indirect, absolute or contingent, joint or several.

7.2 Remedies.

a. Upon the occurrence of an Event of Default, Lender may:

(i) cease making Loan advances hereunder; and/or

(ii) without notice, set-off, appropriate and apply all balances, credits and deposits in any account of Borrower with Lender, credits with and claims of Borrower against the Lender and any other property of Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Lender from or for the account of the Borrower whether for safekeeping, custody, pledge, transmission, collection or otherwise; and/or

(iii) Declare immediately due and payable, with interest, all monies advanced hereunder and accordingly accelerate payment of the Note and, at Lender's motion, commence a foreclosure of the Mortgage or take any other action permitted thereby or under any guaranty, or by law, notwithstanding anything contrary in the terms of payment stated therein; and/or

(iv) Take all actions allowed by applicable law and deemed necessary or appropriate by it to enforce all rights of Borrower under the Construction Contract, and without limitation of the foregoing, Lender may, in accordance with applicable law, proceed either in the name of Lender or in the name of Borrower (as the latter's attorney-in-fact, which authority is coupled with an interest and is irrevocable by Borrower), as Lender shall elect, to complete or cause to be completed the Improvements at the cost and expense of Borrower. If Lender so completes, it may do so according to the terms of this Agreement or according to such changes, alterations, or modifications in and to the Improvements as Lender shall reasonably deem expedient or necessary, and Lender may enforce or cancel all such contracts which, in Lender's reasonable opinion, Lender may deem advisable, and Borrower shall be liable under this Agreement, the Note, and the Mortgage to pay Lender any amount or amounts expended by Lender for such performance, together with any costs, charges, or expenses incident thereto incurred by Lender on behalf of Borrower in connection with the completion of the

Improvements. A statement of such expenditures, verified by the affidavit of an officer of Lender, shall be prima facie evidence of the amounts so expended and of the propriety of the necessity for such expenditure, and the burden of proving to the contrary shall be upon Borrower. Lender shall have the right to apply any funds agreed to be advanced hereunder to cause the completion of the Improvements and to pay the costs thereof; and/or

(v) Take all actions deemed necessary or appropriate by it to enforce all rights of Borrower under the Construction Contract; and/or

(vi) Proceed against the payment and performance bonds; and/or

(vii) Enter upon the Land and take possession thereof, together with the Improvements constructed or being constructed thereon, all books, records, files, correspondence and other material of Borrower related to the Project, the Plans and Specifications, shop drawings, and all materials, supplies, tools, equipment and construction facilities and appliances located thereon or stored off-site in connection with the Project and proceed, either in the name of Lender or in the name of Borrower (as the latter's attorney-in-fact, which authority is coupled with an interest and is irrevocable by Borrower), as Lender shall elect, to complete or cause to be completed the Improvements at the cost and expense of Borrower. If Lender so completes, it may do so according to the terms of this Loan Agreement or according to such changes, alterations, or modifications in and to the Improvements as Lender shall deem expedient or necessary, and Lender may enforce or cancel all contracts which in Lender's opinion may deem advisable. Upon the cure by Lender of any such default and/or completion by Lender, Borrower and the guarantors, including the Guarantors, shall be liable under this Agreement, the Note[s], the Guaranty and the Mortgage to pay Lender any amount or amounts expended by Lender for such performance, together with any costs, charges, or expenses incident thereto or otherwise incurred or expended by Lender on behalf of Borrower in connection with the completion of the Improvements. A statement of such expenditures, verified by the affidavit of an officer of Lender, shall be <u>prima facie</u> evidence of the amounts so expended and of the propriety of the necessity for such expenditure, and the burden of proving to the contrary shall be upon Borrower. Lender shall have the right to apply any funds agreed to be advanced hereunder to bring about the completion of the Improvements and to pay the costs thereof, and if such monies so agreed to be advanced are insufficient, Borrower and Guarantors agree to deliver and pay to Lender such sums of money as Lender may from time to time demand for the purpose of completing the Improvements or of paying any liability, charge or expense which may have been incurred or assumed by Lender under or in connection with the performance of this Agreement.

b. The remedies herein provided for shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender in law or equity under the Note[s], the Mortgage, the Guaranty and any other Loan Documents, all of which rights and remedies are specifically reserved by Lender, and the failure by Lender to exercise the remedies herein provided shall not preclude the resort to any other remedy or remedies, nor shall the exercise of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies which by law or equity shall be vested in Lender for the recovery of damages or otherwise in the event of a breach of any of the undertakings or Borrower hereunder. No delay or omission by Lender in exercising any right or remedy accruing upon the happening of an Event of Default shall impair any such right or

remedy or shall be construed as a waiver of any such default; and every right and remedy hereby conferred upon Lender may be exercised from time to time and as often as shall be deemed expedient by Lender. No waiver of any Event of Default shall extend to or affect any other Event of Default.

ARTICLE 8

MISCELLANEOUS

8.1 Immunity. Lender's commitment to make advances hereunder shall not at any time be subject or liable to attachment or levy at the suit of any creditor of Borrower or any agent, contractor, subcontractor or supplier of Borrower. All rights of the Construction Contractor, other contractors or suppliers and subcontractors, laborers and material suppliers shall be and are subordinate and inferior to the Lender's interest and lien under the terms of the Mortgage and this Agreement. Lender shall not be liable to third parties such as the Construction Contractor, other contractors or subcontractors, laborers, or material suppliers or others for services, labor or materials employed upon, furnished or delivered to the Land or the Improvements, and further as to such third parties Lender shall be under no obligation to adhere to the requirements herein imposed as conditions for the disbursement of loan funds which are expressly intended to be for the sole and exclusive benefit of Lender. At any and all times while this Agreement, the Note[s], Mortgage, or any other of the Loan Documents shall be in default, at its option (without further authorization from Borrower), Lender, or its agent, may (but shall not be required to) act as disbursing agent for Borrower with respect to the Loan proceeds. At the time of each and every request for disbursement, Borrower shall furnish to Lender such affidavits, releases, lien waivers and evidences of payment as Lender shall determine in its discretion to be appropriate to insure that all lienable and other work has been paid for.

8.2 Hazardous Substances.

a. Borrower hereby represents that (i) neither Borrower nor any other person within Borrower's knowledge, based upon reasonable investigation, has ever caused or permitted any "Hazardous Substances" (hereinafter defined) to be placed, held, located or disposed on, under or at the Project or any part thereof and neither the Project nor any part thereof ever has been used (whether by the Borrower or by any other person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Substances, (ii) the current use and occupancy of the Project comply with all Federal, state and local environmental laws, statutes, ordinances, codes, rules, regulations, orders and decrees and (iii) Borrower has not received any "Environmental Complaint" (hereinafter defined).

b. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, claims for damage to the environment, claims for owed penalties, costs of any settlement or judgment and claims of any and every kind whatsoever paid or incurred and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Project of any Hazardous

Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so called federal, state or local "superfund" or "superlien" law, statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substances), regardless of whether or not caused by, or within the control of Borrower.

c. For purposes of this Agreement, "Hazardous Substances" shall have the meaning ascribed in and shall include those substances listed in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq. and the regulations promulgated thereunder (as amended from time to time) and includes oil and oil waste as those terms are defined in the Clean Water Act, 33 U.S.C. §1251 et seq. and the regulations promulgated thereunder, (as amended from time to time) the Resource, Conservation and Recovery Act, 42 U.S.C. §6901 et seq., and the Florida Resource Recovery and Management Act, Florida Statutes, §403.70-403.73, each as amended from time to time and shall include any other elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") and the list of toxic pollutant designated by Congress or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, now existing or at any time hereafter in effect.

d. If Borrower receives any notice of (i) the happening of any event involving the use, spill, release, leak, seepage, discharge or cleanup of any Hazardous Substances or (ii) any complaint, inspection by any governmental agency which lists any noncompliance, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Borrower or the Project (an "Environmental Complaint") from any person or entity (including without limitation the EPA) Borrower immediately shall notify Lender orally and in writing of such notice.

e. Lender shall have the right but not the obligation and without limitation of Lender's rights under this Agreement, to enter onto the Project or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any of such Hazardous Substances or Environmental Complaint following receipt of any notice from any person or entity (including without limitation the EPA) asserting the existence of any Hazardous Substances or an Environmental Complaint pertaining to the Project or any part thereof which, if true, could result in an order, suit, lien or other action against Borrower and/or the Project and/or which, in the sole opinion of Lender, could jeopardize its security under this Agreement. All reasonable costs and expenses incurred by Lender in the exercise of any such rights shall be secured by this Agreement and shall be payable by Borrower upon demand.

f. Lender shall have the right, in its sole discretion, to require Borrower to perform periodically (at Mortgagor's expense) an environmental audit and, if deemed necessary by Lender, an environmental risk assessment, each of which must be satisfactory to Lender, of

the Project, hazardous waste management practices and/or hazardous waster disposal sites used by Borrower. Each such audit and/or risk assessment must be prepared by an environmental consultant satisfactory to Mortgagee. Should Borrower fail to perform any environmental audit or risk assessment within 30 days of Lender's written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform such environmental audit or risk assessment. All costs and expenses incurred by Lender in the exercise of such rights shall be secured by this Agreement and shall be payable by Mortgagor upon demand or charged to Borrower's obligations secured by this Agreement at the discretion of Lender.

8.3 Lender Not A Partner of Borrower. Notwithstanding anything to the contrary herein contained or implied, Lender, by executing this Agreement or by any action pursuant hereto, shall not be deemed a partner of or a joint venturer with Borrower.

8.4 Notices. All notices required or allowed to be given hereunder shall be delivered by hand or sent by Certified Mail, Return Receipt Requested, or by an overnight delivery service which gives a receipt upon delivery to the party to which such notice is to be given as follows:

If to Borrower:	48 HENDRICKS, LLC 3226 Mary Street, Suite 603 Coconut Grove, Florida 33133 Attention: Eduardo Naranjo, Manager
If to Lender:	COLONIAL BANK, N.A. 300 Southeast 2nd Avenue, Suite 760 Fort Lauderdale, Florida Attention: William F. Painter, Senior Vice President
with a copy to	JAMES J. WHEELER, ESQ. Broad and Cassel 7777 Glades Road, Suite 300 Boca Raton, Florida 33434

provided, that additional or other addresses for the giving of notices may be hereafter designated by the giving of written notices thereof to the other party. Such notices shall be deemed given one day after is has been deposited in the U.S. Mail, postage prepaid, addressed as herein provided or delivered to the overnight delivery service. Borrower agrees to furnish to Lender copies of all notices, claims or demands given by Borrower to or received by Borrower from the Construction Contractor or other contractors, any subcontractor or material supplier, promptly upon the giving or receipt of such notice, the nature of which is material to the performance of the Borrower hereunder or under the Note[s] or Mortgage, or to the performance of the Borrower or the Construction Contractor under the Construction Contract, other contracts, or any obligation to or of any subcontractor or material supplier, or relating to any building or development license or permit.

8.5 Incorporation By Reference of Lender's Administrative Requirements. Lender has developed administrative procedures and requirements pertaining to (a) amounts and types of

insurance; (b) documentation requirements pertaining to Plans and Specifications, certificates, and other requirements prior to the initial disbursement; (c) requirements for construction contracts and subcontracts and required provisions thereof; (d) required documentation concerning budget, completion dates, construction scheduling and Project costs, procedures for disbursements and documents required in connection therewith; (e) guidelines for payment to contractors; retentions and payment on stored construction materials; and other requirements concerning budgets, payments, estimated costs and other items relating to construction inspections and disbursements, that are, except as they may be inconsistent with the express provisions hereof, incorporated herein by reference. Such procedures may be amended from time to time and, as amended, will be deemed to be a part of the requirements of this Agreement, provided such amendments do not materially increase the obligations of Borrower hereunder.

8.6 Entire Agreement. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. This Agreement, the Note[s], the Mortgage and the other Loan Documents contain the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, warranties and representations, whether written or oral, express or implied, between the parties hereto other than as set forth herein or entered into in writing between the parties concurrently herewith. It is expressly understood and agreed that the parties hereto intend this Agreement to be an integration of all prior promises, agreements, conditions, undertakings, warranties and representations between the parties hereto. Specifically it is intended, without limitation, that the Commitment is incorporated by reference and is considered a part hereof, except that this Agreement shall prevail in the event of any conflict between it and the Commitment.

8.7 Assignment by Lender. The rights and obligations of Lender or any part thereof under this Agreement, the Commitment, the Loan pursuant thereto, the Note[s], Mortgage and all other Loan Documents may be assigned by Lender to another institutional lender, including, but not limited to, a related affiliate corporation of Lender. In such event, Borrower agrees to attorn to such assignee and to execute such modifications thereto or other documentation as may be required to facilitate such assignment, provided such modifications do not materially add to the obligation of Borrower.

8.8 Time. Time is of the essence as to all matters provided for in this Agreement. In the event of any inconsistency between the applicable time periods or dates contained in this Agreement and those contained in any other Loan Document entered into between Borrower and Lender concurrently herewith, the time periods and dates set forth herein shall control.

8.9 Lawful Rate of Interest. Nothing herein contained or elsewhere in the Note[s], Mortgage or any other Loan Document is intended to or shall create an obligation for Borrower to pay interest or a charge in the nature of interest for the Loan or the use of any money advanced by Lender in excess of the maximum amount or rate permitted by applicable law and any such amount so paid shall be immediately credited in reduction of the outstanding principal balance of the Loan or if repaid in full, then repaid to Borrower by Lender. In determining whether or not the interest or other charges, paid or payable under the Loan under any specific contingency exceed the highest lawful rate, Borrower and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary payments and the effects thereof, and (c) "spread"

the total amount of interest, or charges in the nature of interest, throughout the entire contemplated term of the obligation, and any extensions thereof, and over the total amount of the obligation so that the interest rate is uniform throughout the entire term of the obligation, and any extensions thereof, and over the total amount thereof.

8.10 Florida Law. The terms and conditions of this Loan Agreement shall be governed by the laws of the State of Florida.

8.11 Form and Substance. All documents, certificates, insurance policies and other items required under this Agreement to be executed by or delivered to Lender, as well as evidence of the existence or non-existence of any circumstance or condition required herein or in the other Loan Documents, shall in form and substance satisfactory to Lender.

8.12 Third Party Beneficiary. This Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party, unless the Loan shall have been assigned to a third party in which event all covenants, obligations, benefits and privileges of Lender herein shall bind and inure to the benefit of Lender's successors and assigns.

8.13 Continuation of Duty. All covenants, agreements, representations and warranties made by Borrower in this Agreement, the Note and the other Loan Documents and in any certificates or other documents or instruments delivered pursuant to this Agreement or pursuant to any of the other Loan Documents and any advances consented to by the Lender pursuant to this Agreement or any of the other Loan Documents, shall continue in full force and effect until the Loan is paid in full. Further, each request for advance shall constitute an affirmation that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct as of the date that such request for advance is submitted to Lender. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of Borrower.

8.14 Brokerage Commissions. Any brokerage commissions or finder's fees in connection with the Loan and this Agreement, the sale of Units and all other transactions contemplated hereby shall be payable by Borrower and not by Lender, and Borrower does hereby agree to forever indemnify, exonerate and hold Lender harmless against any and all claims of any broker or finder and shall pay all costs and expenses, including reasonable attorneys' fees, which may be expended in defending any claims arising out of the transactions contemplated hereby. Lender represents to Borrower that it has not dealt with any broker with respect to the Loan and the transactions contemplated under this Agreement.

8.15 Partial Releases of Units. As long as no Event of Default has occurred hereunder or under any of the Loan Documents or the Commitment, and as long as no fact exists which but for notice and/or passage of time would constitute an Event of Default under any of the Loan Documents and provided the homeowners association documents have been filed in the Public Records of Broward County, Florida, Lender agrees to grant releases of the partial Mortgage as to individual Units, in accordance with and subject to all of the following terms, provisions and conditions:

a. Borrower shall have completed construction of the Improvements in accordance with the terms, provisions and conditions of this Agreement;

b. Lender shall have received a copy of the Temporary Certificate of Occupancy in respect of the individual Unit from the Governmental Authorities;

c. Lender shall release individual Units upon receipt from the Borrower the greater of (1) 100% of net sales proceeds (defined as the purchase price less any customary closing costs and less 10% deposit of the sales price only if such deposit was used towards construction cost), or (2) $850,000.00 per unit;

d. Each Unit sought to be released shall be the subject of a Contract of Sale meeting all of the requirements of Section 4.2. hereof;

e. Requests for partial releases must be in writing and be accompanied by all data necessary to entitle Borrower to each partial release;

f. The documents required for each partial release shall be prepared by Borrower, at its expense, and shall be in form and content satisfactory to Lender and its counsel in the reasonable exercise of their discretion. The partial releases shall be administered by an escrow agent in Florida designated and approved by Lender who shall hold the partial releases in accordance with the instructions of Lender;

g. Borrower shall pay all out-of-pocket costs of Lender attendant upon obtaining and recording each partial release; and

h. Borrower shall request each partial release not less than 10 business days of Lender prior to the date it is needed.

IN WITNESS WHEREOF, the parties have caused this Construction Loan Agreement to be executed and delivered the year and day first above written by their undersigned, duly authorized officers.

Signed, sealed and delivered
in the presence of:

Name: JAMES J. WHEELER

Name:

Name: JAMES J. WHEELER

Name:

BORROWER:

48 HENDRICKS, LLC, a Florida limited liability company

By: Eduardo Naranjo, Manager

By: Randy Herscovici, Manager

DOC1\REALEST\155746.2

Name: JAMES J. WHEELER

Name:

Name: JAMES J. WHEELER

Name:

By: Carlos Mauricio Navarro, Manager

LENDER:

COLONIAL BANK, an Alabama banking corporation

By: William F. Painter, Sr. Vice President

EXHIBIT "A"

Parcel 1

Lot 5 and the N 1/2 of Lot 6 (front and rear Lot measurements) of Block 4 of Unit A LAUDERDALE ISLES, according to Plat thereof, recorded in Plat Book (, Page 28 and according to the AMENDED PLAT OF LAUDERDALE ISLES, recorded in Plat Book 16, Page 33 of the Public Record of Broward County, Florida.

Parcel 2

South one-half of Lot 6 and all of Lot 7, in Block 4 of LAUDERDALE ISLES, according to the Plat thereof, recorded in Plat Book 9, Page 28 and according to the amended Plat of LAUDERDALE ISLES, recorded in Plat Book 16, Page 33 of the Public Record of Broward County, Florida.

Parcel 3

Lot 8 and 9 of AMENDED PLAT OF A PART OFF UNIT A – LAUDERDALE ISLES, according to the map or plat thereof, as recorded in Plat Book 16, Page 33 of the Public Records of Broward County, Florida.

EXIHIBIT B

CONSTRUCTION COST BREAKDOWN

Colonial Bank

Borrower: 48 Hendricks LLC

Date Prepared: 11/09/2004

Property: 40-48 Hendricks Isle, Fort Lauderdale, FL

	Cost		Loan		Equity	
Land [1,2]	$4,200,000	30%	$3,150,000	75%	$1,050,000	25%
Construction Contract [3]	$6,663,000	47%	$5,863,000	88%	$800,000	12%
Pool & Dock Repair	$75,000	1%	$75,000	100%	$0	0%
Architect	$226,000	2%	$226,000	100%	$0	0%
Permits	$66,630	0%	$66,630	100%	$0	0%
Commitment Fee [4]	$106,850	1%	$0	0%	$106,850	100%
Soft Costs/RE Taxes	$101,000	1%	$101,000	100%	$0	0%
Bonding & Insurance	$180,000	1%	$180,000	100%	$0	0%
Interest Reserve	$590,000	4%	$590,000	100%	$0	0%
Closing Costs	$269,619	2%	$163,370	61%	$106,249	39%
Contingency	$260,000	2%	$260,000	100%	$0	0%
Overhead	$50,000	0%	$0	0%	$50,000	100%
Sales Commissions	$525,480	4%	$0	0%	$525,480	100%
Inspections	$45,000	0%	$10,000	22%	$35,000	78%
Total	**$13,358,579**	**100%**	**$10,685,000**	**80%**	**$2,673,579**	**20%**
Deferred Sales Commissions [5]	$525,000	175%	$0	0%	$525,000	100%
Deferred Developer Fee [6]	$300,000	2%	$0	0%	$300,000	100%
TOTAL	$14,183,579	100%	$10,685,000	75%	$3,498,579	25%

[1] Land stated at cost.

[2] Land loan previously funded $3,361M, to be paid down $211M prior to closing, leaving CB land funding at $3,150M.

[3] $800M deposits to be utilized towards construction/hard costs.

[4] Commitment fee listed on this addendum is 1% of the total loan amount. It should be noted that the actual fee charge for this loan increase is 1% of the new money ($7,535M).

[5] Deferred equity- 50% of sales commissions are payable up front upon execution of contracts ($525M) with additional 50% ($525M) payable upon the closing and delivering of the units.

[6] Deferred equity not required to complete the project. To be paid after completion of the project.

EXHIBIT "C"

PERMITTED TITLE ENCUMBRANCES

Items 2, 6, 8, 9, 11, 12, 13 and 14 of Lawyers Title Insurance Corporation Commitment No. 52203243LA.